UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Severance Plan

As part of its ongoing evaluation of the terms and conditions of benefit plans offered to all employees, effective April 17, 2024, the Board of Directors (the “Board”) of the Company adopted certain amendments to and restated The Simply Good Foods Company Amended and Restated Executive Severance Compensation Plan (the “Plan,” and as amended and restated, the “Second Amended and Restated Plan”). The Company’s chief executive officer, chief financial officer and its named executive officers, among other officers, are Participants (as defined in the Amended and Restated Plan) under the Plan and continue to be Participants under the Second Amended and Restated Plan. Capitalized terms used in this description without definition have the definition assigned to those terms in the Second Amended and Restated Plan.

In the Second Amended and Restated Plan, the Board

•	added a provision

o	(A) in the case of a Qualifying Termination within ninety (90) days before, on or within twelve (12) months following a Change in Control for a prorated bonus for the fiscal year of termination in the event, and

o	(B) in the case of a Qualifying Termination that is not within ninety (90) days before, on or within twelve (12) months following a Change in Control, a prorated bonus for the fiscal year of termination in an amount determined based on the timing of the termination

•	modified the provisions related to a double trigger equity acceleration to also provide that the Participant will be entitled to accelerated vesting of all Participant’s equity incentive awards outstanding as of the consummation of such Change in Control Participant’s Qualifying Termination that occurs within 90 days prior to a Change in Control

•	modified the timing for payments to be made under the Amended and Restated Plan to provide for as much as possible a lump sum payment pursuant to a formula to enable the lump sum payment to be in compliance with the rules regarding a “short-term deferral” within the meaning of Treasury Regulations Section 1.409A-1(b)(4) of the Internal Revenue Code of 1986 (the “Code”) and “separation pay plans” within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the Participant to taxes under Section 409A of the Code.

The foregoing description of the Second Amended and Restated Plan is qualified in its entirety to the full text of the Second Amended and Restated Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full.

Amended Retirement Policy

In addition, as part of its ongoing evaluation of the terms and conditions of benefit plans offered to all employees, effective April 17, 2024, the Board of the Company adopted certain amendments to the 2017 Omnibus Incentive Plan, as amended from time to time Policy Regarding Treatment of Awards in the Event of an Awardee’s Retirement (the “Amended Retirement Policy”).

In the Amended Retirement Policy, the Board: (i) modified the retirement eligibility criteria to include employees who are age 59 with at least seven years of service; (ii) added continued vesting of previously granted stock options; (iii) added vesting of all previously awarded performance-based restricted stock units; and (iv) added continued vesting of all previously awarded time-based restricted stock units.

The foregoing description of the Amended Retirement Policy is qualified in its entirety to the full text of the Amended Retirement Policy which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	The Simply Good Foods Company Second Amended and Restated Executive Severance Compensation Plan, dated April 16, 2024
10.2	The Simply Good Foods Company 2017 Omnibus Incentive Plan, as amended from time to time Policy Regarding Treatment of Awards in the Event of an Awardee’s Retirement, Approved as of April 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 22, 2024	By:	/s/ Shaun P. Mara
		Name:	Shaun P. Mara
		Title:	Chief Financial Officer
(Principal Financial Officer)